UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 8, 2022

CINGULATE INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40874	86-3825535
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1901 W. 47th Place

Kansas City, KS 66205

(Address of principal executive offices) (Zip Code)

(913) 942-2300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001 per share	CING	The Nasdaq Stock Market LLC (Nasdaq Capital Market)
Warrants, exercisable for one share of common stock	CINGW	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 8, 2022, Cingulate Inc. (the “Company”) held its 2022 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, two proposals were submitted to the Company’s stockholders. The final voting results were as follows:

Proposal 1

The Company’s stockholders elected the following Class I directors to serve for a term expiring at the 2025 annual meeting of stockholders and until their successors have been duly elected.

Name	For	Withhold	Broker Non-Votes
Patrick Gallagher	3,738,529	314,208	1,046,583
Peter J. Werth	3,984,337	68,400	1,046,583

Proposal 2

The Company’s stockholders approved the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022.

For	Against	Abstain	Broker Non-Votes
5,033,226	28,734	37,360	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINGULATE INC.

Dated: June 9, 2022	By:	/s/ Craig S. Gilgallon
	Name:	Craig S. Gilgallon
	Title:	General Counsel and Secretary